Exhibit 10.1

Final Form

FORM OF

NON-REDEMPTION AGREEMENT

This Non-Redemption Agreement (this “Agreement”) is entered as of December [●], 2023 by and among Pearl Holdings Acquisition Corp, a Cayman Islands exempted company (“PRLH”), the undersigned investor (“Investor”), and, solely with respect to Section 1.4 and the last sentence of Section 1.6 of this Agreement, Pearl Holdings Sponsor LLC, a Cayman Islands limited liability company (the “Sponsor”).

RECITALS

WHEREAS, PRLH expects to hold an extraordinary general meeting of shareholders for the purpose of approving, among other things, an amendment to PRLH’s Amended and Restated Certificate of Incorporation (the “Charter”) to extend the date by which PRLH must consummate an initial business combination (the “Initial Business Combination”) by up to twelve additional months, until as late as December 17, 2024 (the “Extension”, and such meeting for the purpose of the Extension, the “Meeting”);

WHEREAS, the Charter provides that a shareholder of PRLH may redeem its shares of Class A ordinary shares, par value $0.0001 per share, initially sold as part of the units in PRLH’s initial public offering (whether they were purchased in such initial public offering or thereafter in the open market) (the “Public Shares” and together with the Founder Shares (as defined below), the “Shares”) upon the approval or effectiveness of any amendment to the Charter, on the terms set forth in the Charter (“Redemption Rights”); and

WHEREAS, Investor is willing to not exercise its Redemption Rights in connection with the Extension, or to validly rescind any previously submitted redemption demand, of certain of the Investor Shares (as defined below) held by such Investor upon the terms set forth herein.

WHEREAS, subject to the terms and conditions of this Agreement, PRLH agrees to issue to Investor that number of Class A ordinary shares set forth opposite such Investor’s name on Exhibit A (the “Issued Securities”), to be issued to Investor at the consummation of PRLH’s Initial Business Combination.

WHEREAS, PRLH will separately enter into an agreement (the “Forfeiture Agreement”) with Sponsor whereby the Sponsor will forfeit a number of PRLH’s Class B ordinary shares, par value $0.0001 per share, initially purchased prior to PRLH’s initial public offering (the “Founder Shares”) equal to the number of Issued Securities.

WHEREAS, PRLH and the Sponsor entered into a letter agreement dated December 14, 2021 (the “Letter Agreement”) pursuant to which the transfer of the Founder Shares before the expiration of the Lock-Up Periods (as defined in the Letter Agreement) is subject to certain restrictions contained therein.

NOW THEREFORE, in consideration of the mutual covenants and agreements set forth herein and for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, Investor and PRLH hereby agree as follows:

1.	Terms of Issuance.

1.1.	Upon the terms and subject to the conditions of this Agreement, if (a) PRLH holds the Meeting, (b) as of 5:30 p.m., New York time, on the date of the Meeting, Investor holds the Investor Shares (as defined below), (c) Investor does not exercise (or exercises but validly rescinds) its Redemption Rights with respect to such Investor Shares in connection with the Meeting, and (d) the Extension is approved at the Meeting and is effected by PRLH’s filing an amendment to the Charter with the appropriate Cayman Islands agency, then PRLH hereby agrees to issue to Investor for no additional consideration the Issued Securities set forth on Exhibit A. “Investor Shares” shall mean a number of the Public Shares presently held by Investor equal to the lesser of (i) [●] Public Shares, and (ii) 9.9% of the Public Shares that will remain outstanding following the Meeting, including the Public Shares that are not to be redeemed and the Public Shares subject to non-redemption agreements with other PRLH shareholders similar to this Agreement, such percentage to be calculated, on or about the date of the Meeting. PRLH agrees to provide Investor with the final number of Investor Shares subject to this Agreement no later than 9:30 a.m., New York time, on the business day immediately prior to the date of the Meeting (and in all cases a sufficient amount of time to allow the Investor to exercise any Redemption Rights with regard to any Investor Shares in excess of a 9.9% ownership position).

1.2.	In addition to the satisfaction of the conditions set forth in Section 1.1, PRLH and Investor hereby further agree that the issuance of the Issued Securities shall be subject to the condition that the Initial Business Combination is consummated.

Subject to and following the satisfaction of all of the conditions, set forth in Sections 1.1 and 1.2, PRLH shall promptly issue (and no later than two (2) business days following the consummation of the Initial Business Combination) the Issued Securities to Investor free and clear of any liens or other encumbrances, other than pursuant to restrictions on transfer imposed by the securities laws, the Letter Agreement effective as of the date of this Agreement, or any other agreement entered into in connection with the Initial Business Combination (which shall be no less favorable or more restrictive than any such agreement agreed to by the Sponsor). PRLH covenants and agrees to facilitate such issuance to Investor in accordance with the foregoing.

1.3.	Adjustments to Share Amounts. If any time up to the consummation of the Initial Business Combination the number of outstanding Founder Shares is increased or decreased by a consolidation, combination, stock split or reclassification of the Founder Shares or other similar event (which, for the avoidance of doubt, shall not include any conversion of Founder Shares into Public Shares), then, as of the effective date of such consolidation, combination, stock split, reclassification o similar event, all share numbers referenced in this Agreement shall be adjusted in proportion to such increase or decrease in the Founder Shares of PRLH.

1.4.	Merger or Reorganization, etc. If, prior to the issuance of the Issued Securities to Investor, there shall occur any reorganization, recapitalization, reclassification, consolidation or merger involving PRLH in which its Shares are converted into or exchanged for securities, cash or other property, then, following any such reorganization, recapitalization, reclassification, consolidation or merger, in lieu of ordinary shares of PRLH, the Sponsor shall transfer, with respect to each Founder Share subject to the Forfeiture Agreement, upon the Sponsor’s receipt thereof, the kind and amount of securities, cash or other property into which such Issued Securities converted or exchanged.

1.5.	Delivery of Shares; Other Documents. At the time of the issuance of Issued Securities hereunder, PRLH shall deliver the Issued Securities to Investor by transfer of book-entry shares effected through PRLH’s transfer agent. The parties to this Agreement agree to execute, acknowledge and deliver a Joinder to Letter Agreement and Registration Rights Agreement, in the form attached hereto as Exhibit B, and such further instruments and to do all such other acts, as may be necessary or appropriate to carry out the purposes and intent of this Agreement.

1.6.	Assignment of Registration Rights; Joinder to Letter Agreement. Concurrent with the issuance of Issued Securities to Investor under this Agreement, the Investor shall, pursuant to a Joinder to Letter Agreement and Registration Rights Agreement, in the form attached hereto as Exhibit B, (a) become a party to that certain Registration Rights Agreement, dated December 14, 2021, by and among PRLH, the Sponsor and certain other security holders named therein (as it exists on the date of the Agreement or as an alternative, added to any amended and restated Registration Rights Agreement effective at closing of the business combination, the “Registration Rights Agreement”), and upon Investor’s receipt of the Issued Securities, (i) Investor shall be a “Holder” under the Registration Rights Agreement and (ii) the Issued Securities shall be “Registrable Securities” under the Registration Rights Agreement and (b) become a party to the Letter Agreement, solely with respect to paragraph 7 of the Letter Agreement. This Agreement constitutes the Sponsor’s written notice to PRLH of such assignment in accordance with the Registration Rights Agreement (if required). Notwithstanding anything in this Agreement or the Joinder to the contrary, Investor shall be released with respect to the Issued Securities from any transfer or lock-up restrictions under the Letter Agreement or the Registrations Rights Agreement to the same extent as any other holder of Founder Shares, including the Sponsor is released from such restrictions.

1.7.	Forfeitures, Transfers, etc. Except as otherwise set forth in the Letter Agreement effective as of the date of this Agreement, Investor shall not be subject to forfeiture, surrender, claw-back, transfers, disposals, exchanges or earn-outs for any reason on the Issued Securities.

1.8.	Termination. This Agreement and each of the obligations of the undersigned shall terminate on earlier of (a) the failure of PRLH’s shareholders to approve the Extension at the Meeting, (b) the fulfillment of all obligations of parties hereto, (c) the liquidation or dissolution of PRLH, (d) the mutual written agreement of the parties hereto, or (d) if Investor exercises its Redemption Rights with respect to any Investor Shares in connection with the Meeting and such Investor Shares are actually redeemed in connection with the Meeting (excluding any exercise of the Investor’s Redemption Rights with regard to any Investor Shares in excess of a 9.99% ownership position). Notwithstanding any provision in this Agreement to the contrary, PRLH’s obligation to issue the Issued Securities to Investor shall be conditioned on (i) the satisfaction of the conditions set forth in Sections 1.1 and 1.2 and (ii) such Investor Shares not being redeemed in connection with the Meeting (excluding any exercise of the Investor’s Redemption Rights with regard to any Investor Shares in excess of a 9.99% ownership position).

2.	Representations and Warranties of Investor. Investor represents and warrants to, and agrees with, PRLH that:

2.1.	No Government Recommendation or Approval. Investor understands that no federal or state agency has passed upon or made any recommendation or endorsement of the offering of the Issued Securities.

2.2.	Accredited Investor. Investor is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D under the Securities Act of 1933, as amended (the “Securities Act”), and acknowledges that the issuance contemplated hereby is being made in reliance, among other things, on a private placement exemption to “accredited investors” under the Securities Act and similar exemptions under state law.

2.3.	Intent. Investor is acquiring the Issued Securities solely for investment purposes, for such Investor’s own account (and/or for the account or benefit of its members or affiliates, as permitted), and not with a view to the distribution thereof in violation of the Securities Act and Investor has no present arrangement to sell Issued Securities to or through any person or entity except as may be permitted hereunder.

2.4.	Restrictions on Trust Account. Investor acknowledges and agrees that the Issued Securities are not entitled to, and have no right, interest or claim of any kind in or to, any monies held in the trust account into which the proceeds of PRLH’s initial public offering were deposited (the “Trust Account”) or distributed as a result of any liquidation of the Trust Account.

2.5.	Restrictions on Transfer; Redemption Rights.

2.5.1.	Investor acknowledges that the Founder Shares are subject to the transfer restrictions set forth in Section 7 of the Letter Agreement effective as of the date of this Agreement and agrees that the Issued Securities will be subject to such transfer restrictions following the Initial Business Combination (or any more favorable or less restrictive transfer restrictions applicable to the Founder Shares beneficially owned by the Sponsor following the Initial Business Combination).

2.5.2.	Investor agrees, solely for the benefit of and, notwithstanding anything else herein, enforceable only by PRLH, to waive any right that it may have to elect to have PRLH redeem any Investor Shares in connection with the Extension, agrees not to redeem or otherwise exercise any right to redeem the Investor Shares in connection with the Extension, and to reverse and revoke any prior redemption elections made with respect to the Investor Shares in connection with the Extension (excluding in each case, any exercise of the Investor’s Redemption Rights with regard to any Investor Shares in excess of a 9.99% ownership position). For the avoidance of doubt, nothing in this Agreement is intended to restrict or prohibit Investor’s ability to redeem any Public Shares other than the Investor Shares, or to trade or redeem any Public Shares (other than the Investor Shares) in its discretion and at any time or trade or redeem any Investor Shares in its discretion and at any time after the date of the Meeting.

2.5.3.	Investor acknowledges and understands the Issued Securities are being offered in a transaction not involving a public offering in the United States within the meaning of the Securities Act and have not been registered under the Securities Act and, if in the future Investor decides to offer, resell, pledge or otherwise transfer Issued Securities, such Issued Securities may be offered, resold, pledged or otherwise transferred only (A) pursuant to an effective registration statement filed under the Securities Act, (B) pursuant to an exemption from registration under Rule 144 promulgated under the Securities Act, if available, or (C) pursuant to any other available exemption from the registration requirements of the Securities Act, and in each case in accordance with any applicable securities laws of any state or any other jurisdiction. Investor agrees that, if any transfer of the Issued Securities or any interest therein is proposed to be made (other than pursuant to an effective registration statement), as a condition precedent to any such transfer, Investor may be required to deliver to PRLH an opinion of counsel (including internal counsel) satisfactory to PRLH that registration is not required with respect to the Issued Securities to be transferred. Absent registration or another available exemption from registration, Investor agrees it will not transfer the Issued Securities.

2.6.	Sophisticated Investor. Investor is sophisticated in financial matters and able to evaluate the risks and benefits of the investment in the Issued Securities.

2.7.	Risk of Loss. Investor is aware that an investment in the Issued Securities is highly speculative and subject to substantial risks. Investor is cognizant of and understands the risks related to the acquisition of the Issued Securities. Investor is able to bear the economic risk of its investment in the Issued Securities for an indefinite period of time and able to sustain a complete loss of such investment.

2.8.	Independent Investigation. Investor has relied upon an independent investigation of PRLH and has not relied upon any information or representations made by any third parties or upon any oral or written representations or assurances, express or implied, from PRLH or any representatives or agents of PRLH, other than as set forth in this Agreement. Investor is familiar with the business, operations and financial condition of PRLH and has had an opportunity to ask questions of, and receive answers from PRLH’s management concerning PRLH and the terms and conditions of the proposed sale of the Issued Securities and has had full access to such other information concerning PRLH as Investor has requested. Investor confirms that all documents that it has requested have been made available and that Investor has been supplied with all of the additional information concerning this investment which Investor has requested.

2.9.	Disclosure of Information. Investor or its advisor has had an opportunity to receive, review and understand all information related to PRLH requested by it and to ask questions of and receive answers from PRLH regarding PRLH, its business and the terms and conditions of the offering of the Issued Securities, and has conducted and completed its own independent due diligence. Such Investor acknowledges receipt of copies of the Company’s filings with the Securities and Exchange Commission (the “SEC”) available from the SEC at its website at www.sec.gov. Based on the information such Investor or its advisor has deemed appropriate, and without reliance on PRLH or its advisor, has independently made its own analysis and decision to enter into this Agreement. Such Investor or its advisor is relying exclusively on its own sources of information, investment analysis and due diligence (including professional advice it deems appropriate), including but not limited to all business, legal, regulatory, accounting, credit and tax matters.

2.10.	Organization. If an entity, Investor is duly organized and existing under the laws of the jurisdiction in which it was organized.

2.11.	Non-U.S. Investor. If Investor is not a United States person (as defined by Section 7701(a)(30) of the U.S. Internal Revenue Code of 1986, as amended, and the regulations promulgated thereunder (collectively, the “Code”)), Investor hereby represents that it has satisfied itself as to the full observance of the laws of its jurisdiction in connection with any invitation to subscribe for the Issued Securities or any use of this Agreement, including (i) the legal requirements within its jurisdiction for the acquisition of the Issued Securities, (ii) any foreign exchange restrictions applicable to such acquisition, (iii) any governmental or other consents that may need to be obtained, and (iv) the income tax and other tax consequences, if any, that may be relevant to the acquisition, holding, redemption, sale, or transfer of the Issued Securities. Investor’s subscription and payment for and continued beneficial ownership of the Issued Securities will not violate any applicable securities or other laws of Investor’s jurisdiction.

2.12.	Authority. This Agreement has been validly authorized, executed and delivered by Investor and (assuming due authorization, execution and delivery by PRLH) is a valid and binding agreement of the Investor enforceable in accordance with its terms against the Investor, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

2.13.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by Investor of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) Investor’s organizational documents, (ii) any agreement or instrument to which Investor is a party or (iii) any law, statute, rule or regulation to which Investor is subject, or any order, judgment or decree to which Investor is subject, in the case of clauses (ii) and (iii), that would reasonably be expected to prevent Investor from fulfilling its obligations under this Agreement.

2.14.	No Intent to Effect a Change of Control; Ownership. Such Investor has no present intent to effect a “change of control” of PRLH as such term is understood under the rules promulgated pursuant to Section 13(d) of the Securities Exchange Act of 1934 Act, as amended (the “Exchange Act”), and under the rules of Nasdaq.

2.15.	No Advice from PRLH. Investor has had the opportunity to review this Agreement and the transactions contemplated by this Agreement and the form of Letter Agreement with Investor’s own legal counsel and investment and tax advisors. Except for any statements or representations of PRLH explicitly made in this Agreement, Investor is relying solely on such counsel and advisors and not on any statements or representations, express or implied, of PRLH or any of its representatives or agents for any reason whatsoever, including without limitation for legal, tax or investment advice, with respect to this investment, PRLH, the Issued Securities, the transactions contemplated by this Agreement or the securities laws of any jurisdiction.

2.16.	Reliance on Representations and Warranties. Investor understands that the Issued Securities are being offered and sold to Investor in reliance on exemptions from the registration requirements under the Securities Act, and analogous provisions in the laws and regulations of various states, and that PRLH is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of Investor set forth in this Agreement in order to determine the applicability of such provisions.

2.17.	No General Solicitation. Investor is not subscribing for Issued Securities as a result of or subsequent to any general solicitation or general advertising (within the meaning of Regulation D under the Securities Act), including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

2.18.	Brokers. No broker, finder or intermediary has been paid or is entitled to a fee or commission from or by Investor in connection with the acquisition of the Issued Securities nor is Investor entitled to or will accept any such fee or commission.

3.	Representations and Warranties of PRLH. PRLH represents and warrants to, and agrees with, the Investor, as applicable, that:

3.1.	Power and Authority. PRLH is a Cayman Islands exempted company duly incorporated and validly existing and in good standing as an exempted company under the laws of Cayman Islands and possesses all requisite corporate power and authority to enter into this Agreement and to perform all of the obligations required to be performed by PRLH hereunder.

3.2.	Authority. All corporate action on the part of PRLH and its officers and directors necessary for the authorization, execution and delivery of this Agreement and the performance of all obligations of PRLH, as applicable, required pursuant hereto has been taken. This Agreement has been duly executed and delivered by PRLH, and (assuming due authorization, execution and delivery by Investor) constitutes PRLH’s legal, valid and binding obligation, enforceable against PRLH, as applicable, in accordance with its terms, except as such enforceability may be limited by applicable bankruptcy, insolvency, fraudulent conveyance, moratorium, reorganization, or similar laws relating to, or affecting generally the enforcement of, creditors’ rights and remedies or by equitable principles of general application and except as enforcement of rights to indemnity and contribution may be limited by federal and state securities laws or principles of public policy.

3.3.	Title to Securities. The Issued Securities (i) will be free and clear of any liens or other encumbrances, other than pursuant to restrictions on transfer imposed by the securities laws, the Letter Agreement effective as of the date of this Agreement, or any other agreement entered into in connection with the Initial Business Combination (which shall be no less favorable or more restrictive than any such agreement agreed to by the Sponsor), and (ii) be validly issued, fully paid and non-assessable. PRLH covenants and agrees to facilitate such issuance to Investor in accordance with the foregoing.

3.4.	No Conflicts. The execution, delivery and performance of this Agreement and the consummation by PRLH of the transactions contemplated hereby do not violate, conflict with or constitute a default under (i) the Charter or the bylaws of PRLH, (ii) any agreement or instrument to which PRLH is a party or by which it is bound or (iii) any law, statute, rule or regulation to which PRLH is subject or any order, judgment or decree to which PRLH is subject. PRLH is not required under federal, state or local law, rule or regulation to obtain any consent, authorization or order of, or make any filing or registration with, any court or governmental agency or self-regulatory entity in order for it to perform any of its obligations under this Agreement.

3.5.	No General Solicitation. PRLH has not offered the Issued Securities by means of any general solicitation or general advertising within the meaning of Regulation D of the Securities Act, including but not limited to any advertisement, article, notice or other communication published in any newspaper, magazine, or similar media or broadcast over television or radio or any seminar or meeting whose attendees have been invited by any general solicitation or general advertising.

3.6.	Reliance on Representations and Warranties. PRLH understands and acknowledges that Investor is relying upon the truth and accuracy of the representations, warranties, agreements, acknowledgments and understandings of PRLH set forth in this Agreement.

3.7.	No Pending Actions. There is no action pending against PRLH or, to PRLH’s knowledge, threatened against PRLH, before any court, arbitrator, or governmental authority, which in any manner challenges or seeks to prevent, enjoin or materially delay the performance by PRLH of its obligations under this Agreement.

4.	Trust Account. Until the earlier of (a) the consummation of Initial Business Combination; (b) the liquidation of the Trust Account; and (c) December 17, 2023 or such later time as the shareholders of PRLH may approve in accordance with the Charter, PRLH will maintain the investment of funds held in the Trust Account in interest-bearing United States government securities within the meaning of Section 2(a)(16) of the Investment Company Act of 1940, as amended, having a maturity of 185 days or less, or in money market funds meeting the conditions of paragraphs (d)(1), (d)(2), (d)(3) and (d)(4) of Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended, which invest only in direct U.S. government treasury obligations, as determined by PRLH. Thereafter, PRLH will maintain the investment of any funds that continue to be held in the Trust Account in cash in an interest-bearing demand deposit account at a bank until the earlier of (a) consummation of PRLH’s initial business combination or (b) the liquidation of the Trust Account. PRLH confirms that the trustee has no right of set-off or any right, title, interest or claim of any kind (“Claim”) to, or to any monies in, the Trust Account, and hereby irrevocably waives any Claim to, or to any monies in, the Trust Account that it may have now or in the future.

5.	Governing Law; Jurisdiction; Waiver of Jury Trial. This Agreement shall be governed by and construed and enforced in accordance with the laws of the State of New York, without giving effect to its principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of the laws of another jurisdiction. The parties hereto hereby waive any right to a jury trial in connection with any litigation pursuant to this Agreement and the transactions contemplated hereby. With respect to any suit, action or proceeding relating to the transactions contemplated hereby, the undersigned irrevocably submit to the jurisdiction of the United States District Court or, if such court does not have jurisdiction, the New York state courts located in the Borough of Manhattan, State of New York, which submission shall be exclusive.

6.	Assignment; Entire Agreement; Amendment.

6.1.	Assignment. Any assignment of this Agreement or any right, remedy, obligation or liability arising hereunder by either PRLH or Investor to any person that is not an affiliate of such party shall require the prior written consent of the other party; provided that no such consent shall be required for any such assignment by Investor to one or more affiliates thereof; provided, further that Investor shall provide PRLH with prior written notice of any such assignment.

6.2.	Entire Agreement. This Agreement sets forth the entire agreement and understanding between the parties as to the subject matter thereof and merges and supersedes all prior discussions, agreements and understandings of any and every nature among them relating to the subject matter hereof.

6.3.	Amendment. Except as expressly provided in this Agreement, neither this Agreement nor any term hereof may be amended, waived, discharged or terminated other than by a written instrument signed by the party against whom enforcement of any such amendment, waiver, discharge or termination is sought.

6.4.	Binding upon Successors. This Agreement shall be binding upon and inure to the benefit of the parties hereto and to their respective heirs, legal representatives, successors and permitted assigns.

7.	Notices. Unless otherwise provided herein, any notice or other communication to a party hereunder shall be sufficiently given if in writing and personally delivered or sent by electronic transmission or sent by courier (which for all purposes of this Agreement shall include Federal Express or another recognized overnight courier) or mailed to said party by certified mail, return receipt requested, at its address provided for herein or such other address as either may designate for itself in such notice to the other. Communications shall be deemed to have been received when delivered personally, on the scheduled arrival date when sent by next day or 2nd-day courier service, or, if sent by mail, then three days after deposit in the mail. If given by electronic mail or other form of electronic transmission, such notice shall be deemed to be delivered (a) if by electronic mail, when directed to an electronic mail address at which the party has provided to receive notice; and (b) if by any other form of electronic transmission, when directed to such party.

8.	Counterparts. This Agreement may be executed in two or more counterparts, all of which when taken together shall be considered one and the same agreement and shall become effective when counterparts have been signed by each party and delivered to the other party, it being understood that both parties need not sign the same counterpart. Counterparts may be delivered via facsimile, electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes.

9.	Survival; Severability.

9.1.	Survival. The representations, warranties, covenants and agreements of the parties hereto shall survive the closing of the transactions contemplated hereby.

9.2.	Severability. In the event that any provision of this Agreement becomes or is declared by a court of competent jurisdiction to be illegal, unenforceable or void, this Agreement shall continue in full force and effect without said provision; provided that no such severability shall be effective if it materially changes the economic benefit of this Agreement to any party.

10.	Headings. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.

11.	Disclosure; Waiver. In connection with the entry into this agreement (and in any event not later than 9:30 a.m., New York City time on the business day immediately following the date hereof), PRLH will file (to the extent that it has not already filed) a Current Report on Form 8-K under the Exchange Act, reporting the material terms of this Agreement and of the transactions contemplated hereby and any other material, nonpublic information that PRLH has provided to Investor at any time prior to such filing. Upon such filing, to PRLH’s knowledge, Investor shall not be in possession of any material, nonpublic information received from PRLH or any of its officers, directors or employees. The parties to this Agreement shall cooperate with one another to assure that such disclosure is accurate. PRLH agrees that the name of Investor shall not be included in any public disclosures related to this Agreement unless required by applicable law, regulation or stock exchange rule. Investor hereby waives any and all claims, whether at law, in equity or otherwise, that he, she, or it may now have or may hereafter acquire, whether presently known or unknown, against any of PRLH’s officers, directors, employees, agents, affiliates, subsidiaries, successors or assigns relating to any failure to disclose any non-public information in connection with the transaction contemplated by this Agreement, including any potential business combination involving PRLH, including without limitation, any claims arising under Rule 10b-5 of the Exchange Act.

12.	Tax Matters. Investor shall, prior to the closing of the Initial Business Combination, execute and deliver to PRLH a completed Internal Revenue Service (“IRS”) Form W-8, or IRS Form W-9, as applicable. To the extent Investor has not provided an IRS Form W-9 to PRLH in accordance with this Section 13, Investor represents and warrants that it (i) has not made, and will not make, any investment decisions with respect to this Agreement and (ii) has not negotiated or executed this Agreement, in each case, from within the United States.

13.	Most Favored Nation. In the event PRLH has entered or enters into one or more other non-redemption agreements before or after the execution of this Agreement in connection with the Meeting (each, an “Other Agreement”, and the party thereto, an “Other Investor”), PRLH represents and covenants that the terms of such Other Agreements are not materially more favorable to such other investors thereunder than the terms of this Agreement are in respect of the Investor. For the avoidance of doubt, PRLH acknowledges and agrees that a ratio of Investor Shares to Issued Securities in any such Other Agreements that is more favorable to any such Other Investor than such ratio in this Agreement is to Investor would be materially more favorable to such Other Investor. In the event that another investor is afforded any such more favorable terms than the Investor, PRLH shall promptly inform the Investor of such more favorable terms in writing, and the Investor shall have the right to elect to have such more favorable terms included herein, in which case the parties hereto shall promptly amend this Agreement to effect the same.

IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first above written.

INVESTOR

By:
Name:
Title:

[Signature Page to Non-Redemption Agreement]

COMPANY:

PEARL HOLDINGS ACQUISITION CORP

By:
Name:	Craig E. Barnett
Title:	Chief Executive Officer

SPONSOR:

Solely with respect to Section 1.4 and the last
sentence of Section 1.6 of this Agreement:

PEARL HOLDINGS SPONSOR LLC

By:
Name:	Craig E. Barnett
Title:	Manager

[Signature Page to Non-Redemption Agreement]

Exhibit A

Investor	Issued Securities	Number of Public Shares to be Held as Investor Shares
Address: SSN/EIN:	[●]	[●] Public Shares

A-1

EXHIBIT B

FORM OF JOINDER

TO

LETTER AGREEMENT

AND

REGISTRATION RIGHTS AGREEMENT

______, 20__

Reference is made to that certain Non-Redemption Agreement, dated as of December 7, 2023 (the “Agreement”), by and among [●] (“Investor”), Pearl Holdings Acquisition Corp (the “Company”) and Pearl Holdings Sponsor LLC (the “Sponsor”), pursuant to which Investor acquired securities of the Company. Capitalized terms used and not otherwise defined herein shall have the meanings given to such terms in the Agreement.

By executing this joinder, Investor hereby agrees, as of the date first set forth above, that Investor (i) shall become a party to that certain Letter Agreement, dated December 14, 2021, by and among the Company, the Sponsor, and the Company’s officers and directors (as it exists on the date of the Agreement, the “Letter Agreement”), solely with respect to paragraph 7 of the Letter Agreement, and shall be bound by, and shall be subject to the restrictions set forth under, the terms and provisions of such paragraph of the Letter Agreement as an Insider (as defined therein) solely with respect to its Issued Securities; and (ii) shall become a party to that certain Registration Rights Agreement, dated December 14, 2021, by and among the Company, the Sponsor and certain other security holders named therein (as it exists on the date of the Agreement, the “Registration Rights Agreement”), and shall be bound by the terms and provisions of the Registration Rights Agreement as a Holder (as defined therein) and entitled to the rights of a Holder under the Registration Rights Agreement and the Issued Securities (together with any other equity security of the Company issued or issuable with respect to any such Issued Securities by way of a stock dividend or split or in connection with a combination of shares, recapitalization, merger, consolidation or reorganization) shall be “Registrable Securities” thereunder.

For the purposes of clarity, it is expressly understood and agreed that each provision contained herein, in the Letter Agreement (to the extent applicable to Investor) and the Registration Rights Agreement is between the Company and Investor, solely, and not between and among Investor and the other shareholders of the Company signatory thereto.

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This joinder may be executed in two or more counterparts, and by electronic mail (including any electronic signature covered by the U.S. federal ESIGN Act of 2000, Uniform Electronic Transactions Act, the Electronic Signatures and Records Act or other applicable law, e.g., www.docusign.com) or other transmission method, all of which shall be deemed an original and all of which together shall constitute one instrument.

[INVESTOR]

By:
Name:
Title:

ACKNOWLEDGED AND AGREED:

PEARL HOLDINGS ACQUISITION CORP

By:
	Name:	Craig E. Barnett
	Title:	Chief Executive Officer

PEARL HOLDINGS SPONSOR LLC

By:
	Name:	Craig E. Barnett
	Title:	Manager

[Signature Page to Joinder to Letter Agreement and Registration Rights Agreement]

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